Exhibit 4.1
                                                                 EXECUTION COPY
================================================================================
                            SPECIALTY RETAILERS, INC.

                                   $35,000,000

                 11% SERIES C SENIOR SUBORDINATED NOTES DUE 2003
                 11% SERIES D SENIOR SUBORDINATED NOTES DUE 2003
                 -----------------------------------------------

                                -----------------
                                    INDENTURE
                            Dated as of July 27, 1995
                                -----------------

                 -----------------------------------------------
                       THE FIRST NATIONAL BANK OF BOSTON,
                                   as Trustee
                 -----------------------------------------------
================================================================================

                             CROSS-REFERENCE TABLE*
TRUST INDENTURE
  ACT SECTION                                                  INDENTURE SECTION

310 (a)(1).......................................................          7.10
    (a)(2).......................................................          7.10
    (a)(3) ......................................................          N.A.
    (a)(4).......................................................          N.A.
    (a)(5).......................................................          7.10
    (b) .........................................................          7.10
    (c) .........................................................          N.A.
311 (a) .........................................................          7.11
    (b) .........................................................          7.11
    (c) .........................................................          N.A.
312 (a)..........................................................          2.05
    (b)..........................................................         11.03
    (c) .........................................................         11.03
313 (a) .........................................................          7.06
    (b)(1) ......................................................          N.A.
    (b)(2) ......................................................          7.06
    (c) .........................................................    7.06;11.02
    (d)..........................................................          7.06
314 (a) .........................................................    4.03;11.02
    (b) .........................................................          N.A.
    (c)(1) ......................................................         11.04
    (c)(2) ......................................................         11.04
    (c)(3) ......................................................          N.A.
    (d)..........................................................          N.A.
    (e)  ........................................................         11.05
    (f)..........................................................          N.A.
315 (a)..........................................................          7.01
    (b)..........................................................    7.05,11.02
    (c)  ........................................................          7.01
    (d)..........................................................          7.01
    (e)..........................................................          6.11
316 (a)(last sentence) ..........................................          N.A.
    (a)(1)(A)....................................................          6.05
    (a)(1)(B) ...................................................          6.04
    (a)(2) ......................................................          N.A.
    (b) .........................................................          6.07
    (c) .........................................................          2.13
317 (a)(1) ......................................................          6.08
    (a)(2).......................................................          6.09
    (b) .........................................................          2.04
318 (a)..........................................................         11.01
    (b)..........................................................          N.A.
    (c)..........................................................         11.01
N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

        Section 1.01.  Definitions...........................................  1
        Section 1.02.  Other Definitions..................................... 10
        Section 1.03.  Incorporation by Reference of Trust Indenture Act..... 10
        Section 1.04.  Rules of Construction................................. 11

                                    ARTICLE 2
                                    THE NOTES

        Section 2.01.  Form and Dating....................................... 11
        Section 2.02.  Execution and Authentication.......................... 12
        Section 2.03.  Registrar and Paying Agent............................ 12
        Section 2.04.  Paying Agent to Hold Money in Trust................... 12
        Section 2.05.  Holder Lists.......................................... 13
        Section 2.06.  Transfer and Exchange................................. 13
        Section 2.07.  Replacement Notes..................................... 18
        Section 2.08.  Outstanding Notes..................................... 18
        Section 2.09.  Treasury Notes........................................ 18
        Section 2.10.  Temporary Notes....................................... 19
        Section 2.11.  Cancellation.......................................... 19
        Section 2.12.  Defaulted Interest.................................... 19

                                    ARTICLE 3
                                   REDEMPTION

        Section 3.01.  Notices to Trustee.................................... 19
        Section 3.02.  Selection of Notes to Be Redeemed..................... 20
        Section 3.03.  Notice of Redemption.................................. 20
        Section 3.04.  Effect of Notice of Redemption........................ 21
        Section 3.05.  Deposit of Redemption Price........................... 21
        Section 3.06.  Notes Redeemed in Part................................ 21
        Section 3.07.  Optional Redemption................................... 21
        Section 3.08.  Mandatory Redemption.................................. 22
        Section 3.09.  Offer to Purchase by Application of Excess Proceeds... 23
        Section 3.10.  Special Purpose Offer to Repurchase or Redeem......... 24

                                    ARTICLE 4
                                    COVENANTS

        Section 4.01.  Payment of Notes...................................... 26
        Section 4.02.  Maintenance of Office or Agency....................... 26
        Section 4.03.  Reports............................................... 26
        Section 4.04.  Compliance Certificate................................ 27
        Section 4.05.  Taxes................................................. 27

                                       i
                                                                            PAGE

        Section 4.06.  Stay, Extension and Usury Laws........................ 28
        Section 4.07.  Restricted Payments................................... 28
        Section 4.08.  Dividend and Other Payment Restrictions Affecting
                        Subsidiaries......................................... 28
        Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred
                        Stock................................................ 28
        Section 4.10.  Asset Sales........................................... 29
        Section 4.11.  Transactions with Affiliates.......................... 31
        Section 4.12.  Liens................................................. 31
        Section 4.13.  Additional Subsidiary Guarantees...................... 32
        Section 4.14.  Corporate Existence................................... 32
        Section 4.15.  Offer to Repurchase Upon Change of Control............ 32
        Section 4.16.  Line of Business...................................... 32
        Section 4.17.  Accounts Receivable Subsidiaries...................... 32
        Section 4.18.  Senior Subordinated Debt.............................. 33
        Section 4.19.  Repurchases, Etc...................................... 33

                                    ARTICLE 5
                                   SUCCESSORS

        Section 5.01.  Merger, Consolidation, or Sale of Assets.............. 33
        Section 5.02.  Successor Corporation Substituted..................... 34


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

        Section 6.01.  Events of Default..................................... 34
        Section 6.02.  Acceleration.......................................... 36
        Section 6.03.  Other Remedies........................................ 36
        Section 6.04.  Waiver of Past Defaults............................... 37
        Section 6.05.  Control by Majority................................... 37
        Section 6.06.  Limitation on Suits................................... 37
        Section 6.07.  Rights of Holders of Notes to Receive Payment......... 38
        Section 6.08.  Collection Suit by Trustee............................ 38
        Section 6.09.  Trustee May File Proofs of Claim...................... 38
        Section 6.10.  Priorities............................................ 38
        Section 6.11.  Undertaking for Costs................................. 39

                                    ARTICLE 7
                                     TRUSTEE

        Section 7.01.  Duties of Trustee..................................... 39
        Section 7.02.  Rights of Trustee..................................... 40
        Section 7.03.  Individual Rights of Trustee.......................... 41
        Section 7.04.  Trustee's Disclaimer.................................. 41
        Section 7.05.  Notice of Defaults.................................... 41
        Section 7.06.  Reports by Trustee to Holders of the Notes............ 41
        Section 7.07.  Compensation and Indemnity............................ 41

                                       ii
                                                                            PAGE

        Section 7.08.  Replacement of Trustee................................ 42
        Section 7.09.  Successor Trustee by Merger, etc...................... 43
        Section 7.10.  Eligibility; Disqualification......................... 43
        Section 7.11.  Preferential Collection of Claims Against Company..... 43

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        Section 8.01.  Option to Effect Legal Defeasance or Covenant
                        Defeasance........................................... 43
        Section 8.02.  Legal Defeasance and Discharge........................ 44
        Section 8.03.  Covenant Defeasance................................... 44
        Section 8.04.  Conditions to Legal or Covenant Defeasance............ 45
        Section 8.05.  Deposited Money and Government Securities to be
                         Held in Trust; Other Miscellaneous Provisions....... 46
        Section 8.06.  Repayment to Company.................................. 46
        Section 8.07.  Reinstatement......................................... 46

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

        Section 9.01.  Without Consent of Holders of Notes................... 47
        Section 9.02.  With Consent of Holders of Notes...................... 47
        Section 9.03.  Compliance with Trust Indenture Act................... 49
        Section 9.04.  Revocation and Effect of Consents..................... 49
        Section 9.05.  Notation on or Exchange of Notes...................... 49
        Section 9.06.  Trustee to Sign Amendments, etc....................... 49
        Section 9.07.  Certain Amendments Automatic; Offer to Repurchase..... 49

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEE
                             [Intentionally Omitted]

                                   ARTICLE 11
                                  MISCELLANEOUS

        Section 11.01.  Trust Indenture Act Controls......................... 50
        Section 11.02.  Notices.............................................. 50
        Section 11.03.  Communication by Holders of Notes with Other
                         Holders of Notes.................................... 52
        Section 11.04.  Certificate and Opinion as to Conditions Precedent... 52
        Section 11.05.  Statements Required in Certificate or Opinion........ 52
        Section 11.06.  Rules by Trustee and Agents.......................... 52
        Section 11.07.  No Personal Liability of Directors, Officers,
                         Employees and Stockholders.......................... 53
        Section 11.08.  Governing Law........................................ 53
        Section 11.09.  No Adverse Interpretation of Other Agreements........ 53
        Section 11.10.  Successors........................................... 53
        Section 11.11.  Severability......................................... 53

                                      iii

        Section 11.12.  Counterpart Originals................................ 53
        Section 11.13.  Table of Contents, Headings, etc..................... 53

                                   ARTICLE 12
                                  SUBORDINATION

        Section 12.01.  Agreement to Subordinate............................. 54
        Section 12.02.  Certain Definitions.................................. 54
        Section 12.03.  Liquidation; Dissolution; Bankruptcy................. 54
        Section 12.04.  Default on Designated Senior Debt.................... 55
        Section 12.05.  Acceleration of Notes................................ 55
        Section 12.06.  When Distribution Must Be Paid Over.................. 55
        Section 12.07.  Notice by Company.................................... 56
        Section 12.08.  Subrogation.......................................... 56
        Section 12.09.  Relative Rights...................................... 56
        Section 12.10.  Subordination May Not Be Impaired by Company......... 57
        Section 12.11.  Payment, Distribution or Notice to Representative.... 57
        Section 12.12.  Rights of Trustee and Paying Agent................... 57
        Section 12.13.  Authorization to Effect Subordination................ 57
        Section 12.14.  Amendments........................................... 58

                                    EXHIBITS

Exhibit A   Form of Note
Exhibit B   Certificate of Transferor

         INDENTURE dated as of July 27, 1995 between Specialty Retailers, Inc., a Delaware corporation (the "Company"), and the First National Bank of Boston, a national banking association, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Series C Senior Subordinated Notes due 2003 (the "Series C Notes"), the 11% Series D Senior Subordinated Notes due 2003 (the "Series D Notes") and Holders of any other series of Notes issued from time to time hereunder (together with the Series C Notes and the Series D Notes, the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.

         "ACCOUNTS RECEIVABLE SUBSIDIARY" means a Wholly Owned Subsidiary of the Company or a Subsidiary of such Wholly Owned Subsidiary, in each case which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company as an Accounts Receivable Subsidiary pursuant to a Board Resolution set forth in an Officers' Certificate and delivered to the Trustee, (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable, (b) with which neither the Company nor any other Subsidiary of the Company has any contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than sales of accounts receivable in accordance with Section
4.10 hereof and fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any other Subsidiary of the Company has any obligation (i) to subscribe for additional shares of Capital Stock or other Equity Interests therein or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

         "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this

                                       1

definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar, Paying Agent or co-Registrar.

         "BAIN" means Bain Capital, a California limited partnership, and/or Bain Capital, Inc., a Delaware corporation.

         "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of such Board of Directors.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, partnership interests.

         "CASH EQUIVALENTS" means (i) cash, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper rated P-1 or the equivalent thereof by Moody's Investors Service, Inc. or A-1 or the equivalent thereof by Standard & Poor's Corporation and, in each case, maturing within six months after the date of acquisition.

         "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Principals and their respective Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), other than one or more Principals and their respective Related Parties, of a direct or indirect interest in more than 35% of the voting power of the voting stock of the Holding Company by way of merger or consolidation or otherwise,
(iv) the first day on which a majority of the members of the Board of Directors of the Holding Company are not Continuing Directors or (v) the first day on which the Holding Company ceases to own 100% of the outstanding Equity Interests of the Company.
                                        2

         "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income, (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(b) provision for taxes based on income or profits, (c) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations), (d) the amount of depreciation and amortization (including amortization of goodwill and other intangibles) of such Person for such period and (e) the amount of other non-cash charges not in the ordinary course of business with respect to which there is no corresponding future cash payment prior to August 15, 2003.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary that is a Subsidiary Guarantor, (ii) the Net Income of any Person that is a Subsidiary shall be included only to the extent
(a) of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary that is a Subsidiary Guarantor or (b) that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect (net of taxes) of a change in accounting principles shall be excluded.

         "CONSOLIDATED NET WORTH" means, with respect to any Person, the sum of
(i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

         "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Holding Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

                                       3

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "DEFINITIVE NOTES" means Notes that are in the form of Exhibit A attached hereto that do not include the information called for by footnotes 1 and 2 thereof.

         "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to August 15, 2003.

         "11% NOTES" means the Company's 11% Series A Senior Subordinated Notes due 2003 and 11% Series B Senior Subordinated Notes due 2003, issued pursuant to the 11% Notes Indenture.

         "11% NOTES INDENTURE" means that certain indenture, dated as of August 2, 1993, among the Company, Palais Royal, Inc., a Texas corporation, and The First National Bank of Boston, a national banking association, as trustee, as amended or supplemented from time to time, relating to the 11% Notes.

         "11% NOTES OFFERING CIRCULAR" means that certain officer circular dated July 22, 1993 relating to the 11% Notes.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

         "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock or consummates an Asset Sale or acquires any assets subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, or the consummation of such Asset Sale or the acquisition of such assets, as if the same

                                       4

had occurred at the beginning of the applicable four-quarter period (including, in each case, any Consolidated Cash Flow related thereto).

         "FIXED CHARGES" means, with respect to any Person for any period, the sum of (a) consolidated interest expense (net of interest income generated from cash and Cash Equivalents) of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations but excluding amortization of deferred financing fees), (b) the interest expense of any other Person for such period with respect to Indebtedness that is guaranteed by the referent Person or any of its Subsidiaries and (c) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) (other than dividend payments to the Company or any Wholly Owned Subsidiary of the Company that is a Subsidiary Guarantor on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "GLOBAL NOTE" means a Note that is in the form of Exhibit A attached hereto that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 thereto.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "HOLDER" means a Person in whose name a Note is registered.

         "HOLDING COMPANY" means Apparel Retailers, Inc., a Delaware corporation.

         "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or

                                       5

trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); PROVIDED, HOWEVER, that Liens shall not include any interest that the Company or its Subsidiaries may retain in accounts receivable sold in accordance with
Section 4.10 hereof.

         "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

         "MASTER TRUST" means a trust organized for the purpose of securitizing the accounts receivable held by an Accounts Receivable Subsidiary that does not engage in any business other than (a) the purchase of accounts receivable or participation interests therein, (b) the issuance and distribution of indebtedness and other interests in such trust to (i) the Accounts Receivable Subsidiary or (ii) to other parties for cash or Cash Equivalents on an arms-length basis, (c) the servicing of accounts receivable and any indebtedness or interests in such trust and (d) activities ancillary to the actions described in clauses (a), (b) and (c).

         "MATERIAL SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture, substituting "5%" for all references in such definition to "10%."

         "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions
                                       6

pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

         "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFERING CIRCULAR" means the offering circular dated July 19, 1995 and the final offering circular dated July 20, 1995 relating to the offering of the Notes.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

         "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Subsidiary of the Company in a Person if, as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; (d) Investments in an Accounts Receivable Subsidiary received in consideration of contributions or sales of accounts receivable permitted under
Section 4.10 hereof, (e) other Investments made after the date of this Indenture in an aggregate amount (measured at the time each such Investment is made) not exceeding $7.5 million and (f) Investments existing on the date of this Indenture.

         "PERMITTED LIENS" means (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof;
(b) Liens in favor of the Company; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such merger or consolidation; (d) Liens on property existing at the time of acquisition thereof by the

                                       7

Company or any Subsidiary of the Company; PROVIDED, that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the date hereof; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not, in the aggregate, exceed $5 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit); (i) Liens securing Indebtedness permitted to be incurred pursuant to clause (i) of the second paragraph of
Section 4.09 hereof; (j) Liens securing Senior Debt and (k) Liens in connection with Hedging Obligations.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "PRINCIPALS" means Bain, the Tyler Entities (as defined in the 11% Notes Offering Circular), Acadia Partners, L.P., FWHY-Coinvestment I Partners, L.P., Rosecliff-Specialty Retailing 1989 Partners, L.P. and Court Square Capital Limited.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time.

         "RELATED PARTY" with respect to any Principal means (a) any stockholder or partner of such Principal on the date of this Indenture or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

         "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR NOTE INDENTURE" means that certain indenture, dated August 2, 1993, among the Company, Palais Royal, Inc., a Texas corporation, and The First National Bank of Boston, as trustee, as amended or supplemented from time to time, relating to the Senior Notes.
                                       8

         "SENIOR NOTES" means the Company's 10% Series A Senior Notes due 2000 and 10% Series B Senior Notes due 2000, if any, issued pursuant to Senior Note Indenture.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof other than Unrestricted Subsidiaries (except as used in the definition thereof).

         "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that executes a Guarantee of the obligations of the Company under the 11% Notes and the 11% Notes Indenture, and its successors and assigns.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

         "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UNRESTRICTED SUBSIDIARY" means (a) any Wholly Owned Subsidiary of the Company designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution set forth in an Officers' Certificate and delivered to the Trustee (i) that, at the time of designation, has total assets not exceeding $1,000, (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by the Company or any other Subsidiary (other than another Unrestricted Subsidiary) of the Company, (B) is recourse to or obligates the Company or any other Subsidiary (other than another Unrestricted Subsidiary) of the Company in any way or (C) subjects any property or asset of the Company or any other Subsidiary (other than another Unrestricted Subsidiary) of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (iii) with which neither the Company nor any other Subsidiary (other than another Unrestricted Subsidiary) of the Company has any contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (iv) with which neither the Company nor any other Subsidiary (other than another Unrestricted Subsidiary) of the Company has any obligation (A) to subscribe for additional shares of Capital Stock or other Equity Interests therein or (B) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results or (b) any Accounts Receivable Subsidiary.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity,

                                       9

in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person, other than an Unrestricted Subsidiary (except as used in the definition thereof).

SECTION 1.02.  OTHER DEFINITIONS.
                                                                 DEFINED IN
                TERM                                               SECTION

         "Affiliate Transaction".............................      4.11
         "Asset Sale"........................................      4.10
         "Asset Sale Offer"..................................      3.09
         "Covenant Defeasance"...............................      8.03
         "Designated Senior Debt"............................     12.02
         "Event of Default"..................................      6.01
         "Excess Proceeds"...................................      4.10
         "incur".............................................      4.09
         "Legal Defeasance" .................................      8.02
         "Offer Amount"......................................      3.09
         "Offer Period"......................................      3.09
         "Paying Agent"......................................      2.03
         "Payment Default" ..................................      6.01
         "Permitted Refinancing".............................      4.09
         "Purchase Date".....................................      3.09
         "Refinancing Indebtedness"..........................      4.09
         "Representative"....................................     12.02
         "Registrar".........................................      2.03
         "Senior Debt".......................................     12.02

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

         "OBLIGOR" on the Notes means the Company, any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                                       10

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions; and

         (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including footnotes 1 and 2 thereto), or in definitive form, substantially in the form of Exhibit A hereto (not including footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         Notes may be issued in one or more series, having such designations as the Company shall specify.
                                       11

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount of $35,000,000 from time to time outstanding, at the direction of the Company. The company shall direct the Trustee to authenticate a particular principal amount of Notes having a particular designation or series in such Officers' Certificate. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as the Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may
                                       12

require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date, and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

SECTION 2.06.  TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

            (x) to register the transfer of the Definitive Notes; or

            (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                (i) shall be duly endorsed or accompanied by a written
                    instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

               (ii) in the case of a Definitive Note that is a Transfer
                    Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                    (B) if such Transfer Restricted Security is being
                        transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                                       13

                    (C) if such Transfer Restricted Security is being
                        transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

               (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act and the procedures of the Depository therefor.

         (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE.

                (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                      (A) if such beneficial interest is being transferred to
                          the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                                       14

                      (B) if such beneficial interest is being transferred to a
                          "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                      (C) if such beneficial interest is being transferred in
                          reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

               (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

         (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITORY. If at any time:

                (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.
                                       15

         (g) LEGENDS.

                (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                      "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (b) TO THE COMPANY, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                      (A) in the case of any Transfer Restricted Security that
                          is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                      (B) in the case of any Transfer Restricted Security
                          represented by a Global Note, such Transfer Restricted Security shall not be subject to the provisions set forth in (i) above and shall only be subject to the provisions of Section

                                       16

                          2.06(c) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, and 9.05 hereto).

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                (v)   The Company shall not be required:

                      (A) to issue, to register the transfer of or to exchange
                          Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                      (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
                                       17

                      (C) to register the transfer of or to exchange a Note
                          between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any
                      Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Definitive Notes and Global Notes upon receipt of an Officers' Certificate instructing it to do so.

SECTION 2.07.  REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee or the Company, as the case may be, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

         Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary securities upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 30 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and the applicable series of Notes to be redeemed if only Notes of one or more series are to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a PRO RATA basis (among Notes of the series being redeemed), by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), PROVIDED that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected (among Notes of the series being redeemed), unless otherwise provided herein, not less than 35 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

         (a) Except as set forth in paragraph (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to August 15, 1998. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

YEAR                                                                  PERCENTAGE

1998 ....................................................              105.500%
1999 ....................................................              104.125%
2000 ....................................................              102.750%
2001 ....................................................              101.375%
2002 and thereafter .....................................              100.000%

         (b) Notwithstanding paragraph (a) of this Section 3.07, at any time prior to August 15, 1996, the Company may redeem Notes with the net proceeds of an initial public offering of common stock of the Holding Company, to the extent that such net proceeds thereof are contributed to the Company as common equity, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon to the applicable redemption date; PROVIDED that at least $11,929,000 in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 30 days of the date of the closing of such initial public offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

         In addition to any offer to purchase required by Section 4.10 hereof, the Notes are subject to redemption on September 15, 2002 through the operation of the mandatory sinking fund provided by this Section 3.08. The Company will make a mandatory sinking fund payment sufficient to retire by redemption on such mandatory redemption date Notes equal to 40% of the aggregate principal amount of the Notes authenticated and delivered under this Indenture (regardless of the principal amount of Notes then outstanding) at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.

         The sinking fund payment shall be made by depositing immediately available funds sufficient therefor with the Paying Agent one Business Day prior to September 15, 2002. Selection of Notes to be redeemed pursuant to this
Section 3.08 shall be made by the Trustee in the manner set forth in Section
3.02 hereof and notice of such redemption shall be given by the Company in the manner set forth in Section 3.03 hereof. The provisions of Sections 3.04, 3.05 and 3.06 shall also be applicable to redemptions pursuant to this Section 3.08.

         In satisfaction of all or part of the mandatory sinking fund payment with respect to the Notes, the Company may elect to credit against such sinking fund payment an amount equal to 100% of the principal amount (excluding premiums) of any Notes that the Company has acquired (otherwise than pursuant to
Section 4.10 hereof) and delivered to the Trustee for cancellation. The Company shall, no later than five Business Days prior to the mandatory sinking fund payment, provide the Trustee with an Officers' Certificate stating that the application of such Securities to the sinking fund payment complies with the provisions of this Section 3.08. The Company shall deliver the Securities that are to be so credited to the Trustee with such Officers' Certificate (if not previously delivered to the Trustee for cancellation) for credit in accordance with such Officers' Certificate.
                                       22

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

             (a) that the Asset Sale Offer is being made pursuant to this
     Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

             (b)  the Offer Amount, the purchase price and the Purchase Date;

             (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

             (d) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

             (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

             (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

             (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
                                       23


             (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

             (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.09. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10.  SPECIAL PURPOSE OFFER TO REPURCHASE OR REDEEM.

         In the event that, pursuant to Section 4.19 or Section 9.07 hereof, the Company shall be required to commence an offer to all Holders to repurchase Notes (a "SPECIAL PURPOSE OFFER"), it shall follow the procedures specified below.

         The Special Purpose Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "SPECIAL OFFER PERIOD"). No later than five Business Days after the termination of the Special Offer Period (the "SPECIAL PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.19 or Section 9.07 hereof, as applicable (the "SPECIAL OFFER AMOUNT"), or, if less than the Special Offer Amount has been tendered, all Notes tendered in response to the Special Purpose Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Special Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Special Purpose Offer.

         Upon the commencement of a Special Purpose Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Special Purpose Offer. The Special Purpose Offer shall be made to all Holders. The notice, which shall govern the terms of the Special Purpose Offer, shall state:

                                       24

             (a) that the Special Purpose Offer is being made pursuant to this
     Section 3.10 and either Section 4.19 or Section 9.07 hereof, as applicable, and the length of time the Special Purpose Offer shall remain open;

             (b) the Special Offer Amount, the purchase price and the Special Purchase Date;

             (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

             (d) that any Note accepted for payment pursuant to the Special Purpose Offer shall cease to accrue interest on and after the Special Purchase Date;

             (e) that Holders electing to have a Note purchased pursuant to a Special Purpose Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

             (f) that Holders electing to have a Note purchased pursuant to any Special Purpose Offer shall be required to surrender the Note, with the form entitled "Special Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Special Purchase Date;

             (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Special Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

             (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         On or before the Special Purchase Date, the Company shall, to the extent lawful, accept for payment, the Special Offer Amount of Notes tendered pursuant to the Special Purpose Offer, or if less than the Special Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Special Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Special Purpose Offer on the Special Purchase Date.

         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                       25

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to all Holders all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. Whether or not required by the rules and

                                       26

regulations of the SEC, the Company shall file a copy of all such information with the SEC for public availability and shall promptly make such information available to all investors who request it in writing.

         (b) For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
                                       27

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

         [Intentionally Omitted.]

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, in each case, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the date hereof, (ii) Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof,
(iii) this Indenture, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in anticipation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (vi) by reason of non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) with respect to clause (c) above, purchase money obligations for property acquired in the ordinary course of business or
(viii) permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness if (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least (a) 2.25 to 1, if such date is prior to August 15, 1995 and (b) 2.50 to 1 thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and (ii) such Indebtedness is pari passu with or subordinated in right of payment to the Notes and has a

                                       28

Weighted Average Life to Maturity that is greater than the remaining Weighted Average Life to Maturity of the Notes.

         The foregoing limitations will not apply to (a) the incurrence by the Company or any of its Subsidiaries of revolving credit Indebtedness and letters of credit, and any extension, refinancing, renewal, replacement or refunding thereof, in an aggregate principal amount at any one time outstanding not to exceed $25 million, less the amount of Net Proceeds of Asset Sales that have been applied to permanently reduce borrowings and commitments under any such facility, PROVIDED that the proceeds of such Indebtedness are not used for acquisitions or other expenditures not in the ordinary course of business, (b) the incurrence by the Company or any of its Subsidiaries of the Existing Indebtedness, (c) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Notes and the Senior Notes, (d) the incurrence by the Company or any of its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, refund or defease, Indebtedness incurred pursuant to the immediately preceding paragraph or pursuant to clause (b), (c) or (g) of this paragraph ("REFINANCING INDEBTEDNESS"); PROVIDED, HOWEVER, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted, refunded or defeased,
(2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than either (x) the remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, refunded or defeased or (y) the remaining Weighted Average Life to Maturity of the Notes and (3) if applicable, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, refunded or defeased (a "PERMITTED REFINANCING"), (e) intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries that are Subsidiary Guarantors,
(f) the incurrence by the Company of Hedging Obligations to protect the Company against interest rate risk with respect to variable rate Indebtedness permitted to be incurred by this Indenture, (g) additional Indebtedness in an aggregate principal amount not to exceed $10 million at any one time outstanding, (h) Capital Lease Obligations in an aggregate principal amount not to exceed $2 million at any one time outstanding, (i) purchase money Indebtedness in an aggregate principal amount not to exceed $2 million at any one time outstanding,
(j) the incurrence of Indebtedness pursuant to the Registration Rights Agreement as in effect on the date of this Indenture and (k) the incurrence by the Company and its Subsidiaries of Hedging Obligations with respect to long-term Indebtedness of an Accounts Receivable Subsidiary.

SECTION 4.10.  ASSET SALES.

         The Company shall not, and shall not permit any of its Subsidiaries to:

         (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than (A) in the ordinary course of business, (B) contributions, dispositions or other transfers of accounts receivable to an Accounts Receivable Subsidiary that is wholly owned, directly or indirectly, by the Company in exchange for Equity Interests in such Accounts Receivable Subsidiary or sales of accounts receivable to an Accounts Receivable Subsidiary for cash and promissory notes, in each case for consideration having a value at least equal to 95% of the book value thereof as determined in accordance with GAAP and
             (C) sales of assets securing Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof if the Lien on such assets is permitted by clause (a) of the definition of Permitted Liens and the net proceeds from the sale of such assets are applied to permanently reduce commitments and

                                       29

             borrowings under such Indebtedness (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by Section 5.1 hereof), or

         (ii)issue or sell equity securities of any of its Subsidiaries,

in each case, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $3 million or (b) for net proceeds in excess of $3 million (each of the foregoing, an "ASSET SALE"), unless (x) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 80% of the consideration received therefor by the Company or such Subsidiary is in the form of cash; PROVIDED, HOWEVER, that, for purposes of this clause (y), the amount of (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         Within 180 days after any Asset Sale, the Company (or such Subsidiary) may (a) irrevocably commit to apply the Net Proceeds from such Asset Sale to an Investment in another business, capital expenditures or other long-term assets, in each case, in accordance with Section 4.16 hereof, (b) permanently reduce long-term Senior Debt (including by way of an Asset Sale Offer of Senior Notes),
(c) permanently reduce borrowings and commitments under Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof, PROVIDED that any Net Proceeds that are committed to be used pursuant to this sentence are so used within 360 days after such Asset Sale or (d) offer to redeem and redeem 11% Notes in accordance with the 11% Notes Indenture. Pending the final application of any such Net Proceeds, the Company (or such Subsidiary) may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph or that remain following consummation of the offer to redeem contemplated by the 11% Notes Indenture will be deemed to constitute "EXCESS PROCEEDS." Within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds will be deemed to be reset at zero.

                                       30

         Notwithstanding the foregoing, nothing in this Section 4.10 shall restrict or encumber the ability of the Company and its Subsidiaries to (a) pay dividends or make other distributions to the Holding Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or pay any Indebtedness owed to the Holding Company or any of its Subsidiaries, (b) make loans or advances to the Holding Company or any of its Subsidiaries, or (c) transfer any of its properties or assets to the Holding Company or any of its Subsidiaries.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (including any Accounts Receivable Subsidiary) (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $2 million (other than a contribution, disposition or other transfer of accounts receivable to an Accounts Receivable Subsidiary in accordance with Section 4.10 hereof), an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; PROVIDED, HOWEVER, that (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (iii) transactions permitted under Section 4.07 of the 11% Notes Indenture and (iv) payments to Bain for services rendered in an aggregate amount not to exceed $1 million in any fiscal year, plus reasonable out-of-pocket expenses, shall not be deemed Affiliate Transactions.

         Notwithstanding the foregoing, nothing in this Section 4.11 shall restrict or encumber the ability of the Company and its Subsidiaries to (a) pay dividends or make other distributions to the Holding Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or pay any Indebtedness owed to the Holding Company or any of its Subsidiaries, (b) make loans or advances to the Holding Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Holding Company or any of its Subsidiaries.

SECTION 4.12.  LIENS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes are equally and ratably secured thereby.

         Notwithstanding the foregoing, nothing in this Section 4.12 shall restrict or encumber the ability of the Company and its Subsidiaries to (a) pay dividends or make other distributions to the Holding Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or pay any Indebtedness owed to the Holding Company or any of its Subsidiaries, (b) make
                                       31

loans or advances to the Holding Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Holding Company or any of its Subsidiaries.


SECTION 4.13.  ADDITIONAL SUBSIDIARY GUARANTEES.

         [Intentionally Omitted.]

SECTION 4.14.  CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         [Intentionally Omitted.]

SECTION 4.16.  LINE OF BUSINESS.

         The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than those businesses in which the Company and its Subsidiaries are engaged on the date hereof and other businesses directly related thereto (it being understood that the Company and its Subsidiaries may engage in retailing activities).

SECTION 4.17.  ACCOUNTS RECEIVABLE SUBSIDIARIES.

         The Company (a) shall not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Subsidiaries or participation interests therein to any other Person except on an arms-length basis and solely for consideration in the form of cash, Cash Equivalents or Indebtedness of or other interests in a Master Trust, PROVIDED that such Accounts Receivable Subsidiary may not sell such Indebtedness or other interests to any other Person except on an arms-length basis and solely for consideration in the form of cash or Cash Equivalents, (b) shall not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, and (c) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary if (i) such Accounts Receivable Subsidiary, pursuant to or within the meaning of Bankruptcy Law, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors or
(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary, (B) appoints a Custodian of such Accounts Receivable Subsidiary

                                       32

or for all or substantially all of the property of such Accounts Receivable Subsidiary or (C) orders the liquidation of such Accounts Receivable Subsidiary.

SECTION 4.18.  SENIOR SUBORDINATED DEBT.

         The Company shall not incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes.

SECTION 4.19.  REPURCHASES, ETC.

         The Company shall not, and shall not permit the Holding Company or any of its Subsidiaries to, redeem, repurchase or otherwise acquire, retire or defease any portion of the 11% Notes, without either (a) concurrently repurchasing, redeeming or defeasing at least a pro rata principal amount of the outstanding Notes or (b) offering to repurchase at least a pro rata principal amount of the outstanding Notes pursuant to a Special Purpose Offer on the terms set forth in Section 3.10 hereof at a repurchase price equal to the consideration per $1,000 in principal amount of Notes that was paid to, or is proposed to be paid to, the holders of the 11% Notes per $1,000 in principal amount of 11% Notes for such redemption, repurchase, acquisition, retirement or defeasance (together with a proportionate additional amount to reflect additional accrued and unpaid interest and/or Liquidated Damages, if applicable). In the event that the Company elects to make a Special Purpose Offer pursuant to Section 3.10 hereof, it shall cause such Special Purpose Offer to close on or before the date on which the 11% Notes are redeemed, repurchased, acquired, retired or defeased (the "11% Closing Date"); provided that, except if all of the outstanding 11% Notes are to be redeemed, repurchased, or otherwise acquired, retired or defeased, if a concurrent closing date is not feasible, then such Special Purpose Offer may close up to 20 Business Days after the 11% Closing Date.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation or Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture, (iii) immediately after such transaction, no Default or Event of Default exists and
(iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional

                                       33

Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (a) of the first paragraph of Section 4.09 hereof.

         Notwithstanding anything else contained in this Indenture to the contrary, the Company is entitled to merge with a Wholly Owned Subsidiary of the Company, PROVIDED that if the Company is not the surviving entity of such transaction, the surviving entity shall comply with clause (ii) of the immediately preceding paragraph.

         Notwithstanding the foregoing, nothing in this Section 5.01 shall restrict or encumber the ability of the Company and its Subsidiaries to (a) pay dividends or make other distributions to the Holding Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or pay any Indebtedness owed to the Holding Company or any of its Subsidiaries, (b) make loans or advances to the Holding Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Holding Company or any of its Subsidiaries.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein, and the predecessor Company (if not the surviving corporation) shall be relieved from its obligations under this Indenture and the Notes.
                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

             (a) the Company defaults in the payment when due of interest on the Notes and the default continues for a period of 30 days (whether or not prohibited by the provisions of Article 12 hereof);

             (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise (whether or not prohibited by the provisions of
         Article 12 hereof);

             (c) the Company fails to comply with Sections 4.09, 4.10 or 5.01 hereof, which failure remains uncured for 30 days;

                                       34

             (d) the Company fails to observe or perform any other covenant, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

             (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, which default
         (i) is caused by a failure to pay at final maturity, principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "PAYMENT DEFAULT") or (ii) has resulted in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

             (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Material Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $5 million;

             (g) the Company, any Significant Subsidiary of the Company or any group of Material Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:

                (i)   commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

              (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; and

               (iv) makes a general assignment for the benefit of its creditors;

             (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law, which order or decree remains in effect and unstayed for 60 consecutive days, that:

                (i) is for relief against the Company, any Significant
             Subsidiary of the Company or any group of Material Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company in an involuntary case;

               (ii) appoints a Custodian of the Company, any Significant
             Subsidiary of the Company or any group of Material Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company, any Significant Subsidiary of the Company or any group of Material Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company; or
                                       35

              (iii) orders the liquidation of the Company, any Significant
             Subsidiary of the Company or any group of Material Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary of the Company;

SECTION 6.02.  ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Material Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, that so long as any Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of Section 4.09 hereof shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such other Indebtedness or (ii) five business days after receipt by the Company of written notice of such acceleration of the Notes. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to the Company, any Significant Subsidiary or any group of Material Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences (including the related payment default) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 15, 1998 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium payable for purposes of this paragraph for each of the years beginning on August 15 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, if any, to the date of payment:

    YEAR                                                           PERCENTAGE

    1995 ................................................            108.800%
    1996 ................................................            107.700%
    1997 ................................................            106.600%

SECTION 6.03.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
                                       36

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
                                       37

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holders, or to authorize the Trustee to vote in respect of the claim of any Holder, in any such proceeding.

SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         FIRST: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                                       38

         SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

         THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                                       39

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                                       40

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.
                                       41

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture without negligence or bad faith on its part. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal

                                       42

amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

                                       43

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.08, 4.09, 4.10, 4.11, 4.12, 4.16, 4.17, 4.19 and Article Five hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(i), 6.01(j) and 6.01(k) hereof shall not constitute Events of Default.
                                       44

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Notes;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) and 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five hereof;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

         The Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 3.10, 4.10, 4.19 or 9.07 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

             (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

             (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

             (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

             (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

             (e) make any Note payable in money other than that stated in the Notes;

             (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

             (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

             (h) make any change in Article 12 hereof that adversely affects any Holder.

         Notwithstanding the above, if any amendment, supplement or waiver to this Indenture or the Notes disproportionately impacts any particular series of Notes exclusively, then the Company shall also be required to obtain the consent of the applicable percentage of the outstanding principal amount of Notes in such series, voting as a separate class, before such amendment, supplement or waiver becomes effective.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.


SECTION 9.07.  CERTAIN AMENDMENTS AUTOMATIC; OFFER TO REPURCHASE.

         Notwithstanding any other provision in this Indenture to the contrary and except as provided in the TIA, in the event that an amended or supplemental Indenture or other written document is executed under the provisions of the 11% Notes Indenture, amending, supplementing or otherwise modifying or altering such Indenture, or in the event that the Company or any of its Affiliates seeks and obtains a waiver to any provision of the 11% Notes Indenture, then this Indenture shall automatically be so amended, modified, supplemented, altered or waived to the extent necessary to effect a comparable amendment, modification, supplement, alteration or waiver to the provisions of this Indenture.

         Any such amendment, modification, supplement, alteration or waiver under the provisions of the 11% Notes Indenture shall not be effective under this Indenture unless and until such time as the Company pays each Holder of Notes an amount per $1,000 in principal amount of Notes equal to the average amount of consideration paid to the holders of the 11% Notes per $1,000 in principal amount of 11% Notes outstanding in connection with such amendment, modification, supplement, alteration or waiver to the 11% Notes Indenture, if any.

         In the event that the aggregate principal amount of the 11% Notes and the Notes that voted in favor of the proposed amendment, modification, supplement, alteration or waiver, taken as a single class for purposes of this paragraph and expressed as a percentage of the aggregate principal amount of 11% Notes and Notes then outstanding, does not exceed the requisite percentage set forth in the 11% Notes Indenture required for such an amendment, modification, supplement, alteration or waiver, then the Company shall commence a Special Purpose Offer, on or before the date on which any such amendment, modification, supplement, alteration or waiver becomes effective under the 11% Notes Indenture or this Indenture, to repurchase all of the Notes then outstanding, pursuant to
Section 3.10 hereof, at a repurchase price equal to the lesser of (i) 101% of the principal amount of such Notes or (ii) the applicable redemption price then in effect pursuant to Section 3.07 hereof, in each case, plus accrued and unpaid interest and Liquidated Damages to the date of repurchase.

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEE

                             [Intentionally Omitted]

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 11.02.  NOTICES.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

             Specialty Retailers, Inc.
             10201 Main Street
             Houston, Texas  77025
             Telecopier No.:  (713) 660-3342
             Attention:  Chief Financial Officer

         With a copy to:

             Bain Capital
             Two Copley Place, 7th Floor
             Boston, Massachusetts  02116
             Telecopier No.:  (617) 572-3274
             Attention:  Joshua Bekenstein

         and to:

             Kirkland & Ellis
             Citicorp Center
             153 East 53rd Stret
             New York, New York  10022
             Telecopier No.:  (212) 838-4223
             Attention:  Lance C. Balk, Esq.

         If to the Trustee:

             The First National Bank of Boston
             Blue Hills Office Park
             150 Royale Street
             Canton, Massachusetts  02021
             Telecopier No.:  (617) 575-2078
             Attention:   Corporate Trust Division
                          Mail Stop 45-02-15
                          (Specialty Retailers, Inc. 11% Series C and Series D
                          Senior Subordinated Notes due 2003)

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
                                       51

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section
     11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                                       52

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08.  GOVERNING LAW.

         The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes.

SECTION 11.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.  SUCCESSORS.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.  SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.  COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                       53

                                   ARTICLE 12
                                  SUBORDINATION

SECTION 12.01.  AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Note agrees, that the Obligations with respect to such Note is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 12.02.  CERTAIN DEFINITIONS.

         "DESIGNATED SENIOR DEBT" means (i) Obligations of the Company under the Senior Notes and the Senior Note Indenture and (ii) any other Senior Debt permitted hereunder the principal amount of which is $25 million or more that has been designated by the Company as Designated Senior Debt.

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "SENIOR DEBT" means (i) all Obligations of the Company under the Senior Notes and the Senior Note Indenture and (ii) any other Indebtedness that is permitted to be incurred by the Company pursuant to this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is PARI PASSU with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (a) any trade payables, (b) any liability for federal, state, or local or other taxes owed or owing by the Company, (c) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates or (d) any Indebtedness that is incurred in violation of this Indenture.

         For purposes of this Article 12, a distribution may consist of cash, securities or other property, by set-off or otherwise. As used in this Indenture and the Notes, the term "payment" of or with respect to Obligations relating to the Notes and similar phrases include any payment (including by issuance of additional securities of any kind), redemption, acquisition, deposit, segregation, retirement, sinking fund payment and defeasance of or with respect to any Obligations relating to the Notes.

SECTION 12.03.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

         (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after commencement of any such proceeding at the rate specified in the applicable Senior Debt) before any Holder shall be entitled to receive any payment or distribution with respect to the Notes (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt); and
                                       54

         (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of Senior Debt (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt), as their interests may appear.

SECTION 12.04.  DEFAULT ON DESIGNATED SENIOR DEBT.

         The Company may not make any payment or distribution to the Trustee or any Holder upon or in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash, securities or other property (other than securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt), until all principal and other Obligations with respect to the Senior Debt have been paid in full, if:

         (a) a default in the payment of any principal, premium, if any, interest or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable period of grace (whether upon maturity, as a result of acceleration or otherwise); or

         (b) a default occurs and is continuing that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity, and the Trustee receives a written notice of the default (a "Payment Blockage Notice") from the holders, or from the Representative of the holders, of any such Designated Senior Debt. If the Trustee receives any such notice, a subsequent notice received within 360 days thereafter shall not be effective for purposes of this Section 12.04. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of at least 180 days.

         The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

         (i)  the date upon which the default is cured or waived, or

        (ii) in the case of a default referred to in clause (b) of this Section 12.04, 179 days pass after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 12 otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

SECTION 12.05.  ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of such acceleration.

SECTION 12.06.  WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect the Notes at a time when the Trustee or such Holder has knowledge that such payment is prohibited by this Article 12, such payment or distribution shall be held by the Trustee or such Holder, in trust for the

                                       55

benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         If a distribution is made to the Trustee or any Holder that because of this Article 12 should not have been made to it, the Trustee or such Holder who receives the distribution shall hold it in trust for the benefit of, and upon written request pay it over to, the holders of Senior Debt as their interests may appear, or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 12.07.  NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 12, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 12.

SECTION 12.08.  SUBROGATION.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 12.09.  RELATIVE RIGHTS.

         This Article 12 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                                       56

         (b) affect the relative rights of Holders and other creditors of the Company, other than Holders' rights in relation to holders of Senior Debt; or

         (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article 12 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 12.10.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness with respect to the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 12.11.  PAYMENT, DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a payment or distribution is to be made or a notice given to holders of Senior Debt, the payment or distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets, securities or other property of the Company referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.12.  RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not (a) be deemed to be a fiduciary for any holder of Senior Debt or (b) be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent (other than the Company and its Affiliates) may continue to make payments on the Notes, unless the Trustee shall have received at the Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment, written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 12. Only the Company or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.13.  AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the

                                       57

subordination as provided in this Article 12, and appoints the Trustee the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 12.14.  AMENDMENTS.

         The provisions of this Article 12 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                         [Signatures on following page]

                                       58

                                   SIGNATURES

Dated as of July 27, 1995                   SPECIALTY RETAILERS, INC.


                                            By: JAMES A. MARCUN
                                            Name: James A. Marcun
                                            Title: EVP/CFO
Attest: JERRY C. IVIE
                              (SEAL)

Dated as of July 27, 1995                   THE FIRST NATIONAL BANK OF BOSTON,
                                            as Trustee

                                            By: ROLAND S. GUSTAFSEN
                                            Name: Roland S. Gustafsen
                                            Title: Senior Account Manager
Attest: K CALDWELL
                              (SEAL)

                                    EXHIBIT A
                                 (Face of Note)

            11% Series [C/D/other] Senior Subordinated Notes due 2003

No.                                                                  $__________

                            SPECIALTY RETAILERS, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on August 15, 2003.

Interest Payment Dates:  February 15 and August 15, commencing August 15, 1995

Record Dates:  February 1 and August 1

                                                   Dated:

                                                   SPECIALTY RETAILERS, INC.

                                                   By: _________________________
                                                       Name:
                                                       Title:

                                                   By: _________________________
                                                       Name:
                                                       Title:

                                                       (SEAL)

This is one of the Notes
referred to in the within-
mentioned Indenture:

THE FIRST NATIONAL BANK OF BOSTON,
as Trustee

By: _____________________________
        Authorized Signatory

                                 (Back of Note)
            11% Series [C/D/other] Senior Subordinated Notes due 2003

     [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

         "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (b) TO THE COMPANY, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
     (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         THIS NOTE HAS ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES, DETERMINED PURSUANT TO SECTIONS 1272 THROUGH 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER. FOR FEDERAL INCOME TAX PURPOSES, THE ISSUE PRICE IS $901.80 PER $1,000 PRINCIPAL AMOUNT OF THIS NOTE AND THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $98.20 PER $1,000 PRINCIPAL AMOUNT OF THIS NOTE. THE
- --------
(1) This paragraph should be included only if the Note is issued in global form.

                                      A-2

ISSUE DATE OF THIS NOTE IS JULY 20, 1995. THE YIELD TO MATURITY OF THIS NOTE IS 13% (BASED ON SEMI-ANNUAL COMPOUNDING).

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Specialty Retailers, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11% per annum from the date this Note is issued until maturity. The Company will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, to but not including the Interest Payment Date; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be August 15, 1995. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except that the Company will pay defaulted interest as provided in
Section 2.12 of the Indenture. The Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders.

     3. PAYING AGENT AND REGISTRAR. Initially, The First National Bank of Boston, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of July 27, 1995 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured obligations of the Company and are part of a series of Notes issued under the Indenture, which provides for a total issuance of $35,000,000 in aggregate principal amount from time to time outstanding, at the discretion of the Company, plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Notes as set forth in Paragraph 2 hereof. The Notes and other indebtedness issued under the Indenture shall be pari passu with the Company's existing 11% Senior Subordinated Notes due 2003.

                                      A-3
     5.  OPTIONAL REDEMPTION.

     (a) Except as set forth in paragraph (b) below, the Company shall not have the option to redeem the Notes prior to August 15, 1998. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15, of the years indicated below:

YEAR                                                             PERCENTAGE

1998 ....................................................         105.500%
1999 ....................................................         104.125%
2000 ....................................................         102.750%
2001 ....................................................         101.375%
2002 and thereafter .....................................         100.000%

     (b) Notwithstanding paragraph (a) above, at any time prior to August 15, 1996, the Company may redeem Notes with the net proceeds of an initial public offering of common stock of the Holding Company, to the extent such net proceeds are contributed to the Company as common equity, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; PROVIDED that at least $11.929 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 30 days of the date of the closing of such initial public offering.

         6.  MANDATORY REDEMPTION.

         The Company will be required to make a mandatory sinking fund payment on September 15, 2002 sufficient to retire by redemption on such mandatory redemption date Notes equal to 40% of the aggregate principal amount of the Notes authenticated and delivered under the Indenture (regardless of the principal amount of Notes then outstanding) at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon. In satisfaction of all or part of the mandatory sinking fund payment with respect to the Notes, the Company may elect to credit against such sinking fund payment an amount equal to 100% of the principal amount (excluding premiums) of any Notes that the Company has acquired (otherwise than pursuant to
Section 4.10 of the Indenture) and delivered to the Trustee for cancellation.

         7.  REPURCHASE AT OPTION OF HOLDER.

     (a) If the Company or any Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Sections 3.09 and 4.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds based upon an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in Section 3.09 of the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase
                                      A-4

date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     (b) If the Company commences any Special Purpose Offer, pursuant to Sections 3.10 and 4.19 or 9.07, Holders of Notes that are the subject to the Special Purpose Offer will receive a Special Purpose Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Special Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. SUBORDINATION. Each Holder by accepting a Note agrees that the Indebtedness evidenced by each Note is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. In addition, pursuant to Section 9.07 of the Indenture, certain amendments, supplements and waivers will take effect automatically if the required percentages of the Company's 11% Series A and Series B Senior Subordinated Notes due 2003 consent to such amendment, supplement or waiver.

                                      A-5

         13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.09, 4.10 or 5.01 of the Indenture, which failure remains uncured for 30 days; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a Payment Default or (b) has resulted in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (vi) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Material Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $5 million; (vii) certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, that so long as any Indebtedness permitted to be incurred pursuant to clause (a) of the second paragraph of
Section 4.09 of the Indenture shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness or (ii) five business days after receipt by the Company of written notice of such acceleration of the Notes. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary or any group of Material Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to August 15, 1998 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                                      A-6

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement referred to above.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

             Specialty Retailers, Inc.
             10201 Main Street
             Houston, Texas  77025
             Attention:  Chief Financial Officer

                                      A-7

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ___________________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                                   on the face of this Note)
Signature Guarantee.
                                      A-8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, check the box below:

          [ ] Section 4.10



Date: ____________________    Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                                         on the Note)

                              Tax Identification No.: ____________

Signature Guarantee.
                                      A-9

                   SPECIAL OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.19 or Section 9.07 of the Indenture, check the box below:

          [ ] Section 4.19             [ ] Section 9.07

Date: ____________________    Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                                        on the Note)

                              Tax Identification No.: _____________

Signature Guarantee.
                                      A-10

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE2

         The following exchanges of a part of this Global Note for Definitive Notes have been made:

                  Amount of decrease in   Amount of increase in    Principal Amount of         Signature of
                    Principal Amount of    Principal Amount of       this Global Note       authorized officer
                          this                    this                following such           of Trustee or
Date of Exchange      Global note              Global Note         decrease (or increase)     Note Custodian
- ----------------  ---------------------   ----------------------   ----------------------   ------------------

- --------
2. This should be included only if the Debenture is issued in global form.

                                      A-11

                                    EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re: 11% Series [C/D/other] Senior Subordinated Notes due 2003 of Specialty Retailers, Inc.

         This Certificate relates to $_____ principal amount of Notes held in *_______________ book-entry or *______________ definitive form by ____________
_______________________________________ (the "Transferor").

The Transferor*:

     [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

     [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

     [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)

- ---------------
* Check applicable box.
                                      B-1

     [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

     [ ] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).

                                                 _______________________________
                                                   [INSERT NAME OF TRANSFEROR]

                                                 By: ___________________________

Date: ___________________________________

- ---------------
* Check applicable box.

                                      B-2